UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01                      Other Events.

On January 15, 2014, the Registrant issued a press release to announce that the Board of Directors of the Registrant has authorized the spin-off of its wholly-owned subsidiary, Ruby Gold, Inc. (“RGI”), which owns and operates the Ruby Mine in Sierra County, California.  The press release also announced that RGI has filed a Registration Statement on Form 10 (“Form 10”) with the SEC to initiate the spinoff plan.

The Registrant also announced its intention to declare a special stock dividend based on a ratio yet to be determined such that the Registrant’s shareholders will receive shares of common stock of RGI, pro rata. Shareholders who are eligible to receive such stock dividend will be holders of common stock of the Registrant as of the record date, which has yet to be set by the Board of Directors of the Registrant. The Board of Directors of the Registrant will determine the date for the distribution of shares from the spin-off and a news release announcing the record date will be issued at that time. As part of the spinoff, the Registrant and RGI have formalized a de facto joint-venture agreement that forms the basis for the continued participation by the Registrant in the Ruby Gold project.

The intent is that RGI will be spun-off to the Registrant's stockholders as a new publicly traded company by filing a Registration Statement on Form 10, and RGI intends to apply for a stock symbol so that it may begin trading on the OTCQB once the Form 10 is effective.  Approval of the spin-off by the Registrant's stockholders is not required.

The Registrant's Board of Directors believes that a spin-off of RGI presents an opportunity to unlock the value of our assets and increase shareholder value by separating the Ruby Gold project from the Registrant’s other mining projects, principally in Canada.  The spinoff is expected to also enhance access to financing by allowing the financial community to focus separately on the business plan and growth prospects of each company.

Completion of the spin-off is subject to final approval by the Registrant's Board of Directors as well as effectiveness of the Form 10. The Registrant's Board of Directors reserves the right to amend, modify or abandon the spin-off and the related transactions at any time prior to the distribution date.

This Form 8-K report contains forward-looking statements addressing the spin-off, the operation, business and prospects of the Registrant and RGI following the spin-off and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the spin-off, including the timing and terms of the spin-off and whether the spin-off will be completed, and uncertainties regarding the impacts on the Registrant and the market for their respective securities if the spin-off is accomplished. In addition, the Registrant and RGI are subject to additional risks and uncertainties, as described in the Registrant's Form 10-K, Form 10-Q and Form 8-K reports and the Form 10 referenced above (including all amendments to those reports) and exhibits to those reports.

A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of the Registrant, dated January 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: January 15, 2014